UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2014

P. H. Glatfelter Company

(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 S. George Street, Suite 520, York, Pennsylvania	17401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 225-4711

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2014, P.H. Glatfelter Company (the “Company”) filed its definitive proxy statement for its 2014 Annual Meeting (the “Proxy Statement”) with the Securities and Exchange Commission. Upon the filing of the Proxy Statement, Jonathan A. Bourget, the Company’s Vice President & General Manager, Advanced Airlaid Materials Business Unit, became a named executive officer of the Company. As described in the Compensation Discussion and Analysis section of the Proxy Statement, Mr. Bourget, a resident of Switzerland and not a U.S. citizen, participates in a Swiss pension plan (the “BVG”), available to the Company’s management-level employees residing in Switzerland. The BVG includes supplemental benefits above the statutory legal requirements, as is common practice in Switzerland.

Mr. Bourget’s participation in the BVG began in July 2010. Employees in his age category are eligible for total contributions to the BVG of twenty-one percent (21%) of base salary. The Company pays 70% of the contribution and the employee contributes the remaining 30%. Contributions vest immediately and earn a guaranteed minimum interest rate, currently 2.50%, which is paid at retirement by an insurance company that underwrites the BVG. Mr. Bourget is eligible to receive the accumulated contributions plus accumulated interest at retirement either in a lump sum or monthly payments, similar to a life annuity. A copy of the BVG is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

10.1	Pension Scheme for BVG-Basic Benefits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

By:	/s/ Kent K. Matsumoto
	Name:	Kent K. Matsumoto
	Title:	Vice President, General Counsel and Corporate Secretary

Date: March 31, 2014

3